Exhibit 3.4

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF NCS MULTISTAGE HOLDINGS, INC.

(Under Sections 242 and 245 of the

Delaware General Corporation Law)

NCS Multistage Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify as follows:

FIRST.    The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 28, 2012 under the name Pioneer Super Holdings, Inc., and the Corporation amended and restated its Certificate of Incorporation on December 19, 2012, further amended its Certificate of Incorporation on December 16, 2015 and further amended its Certificate of Incorporation on December 13, 2016, changing its name to NCS Multistage Holdings, Inc. (as amended to date, the “Previous Certificate of Incorporation”).

SECOND.    The Board of Directors of the Corporation (the “Board of Directors”) adopted resolutions proposing to amend and restate the Previous Certificate of Incorporation, and the stockholders of the Corporation have duly approved the amendment and restatement.

THIRD.     Pursuant to Sections 242 and 245 of the DGCL, this Amended and Restated Certificate of Incorporation (this “Certificate”) restates, integrates and further amends the Previous Certificate of Incorporation of the Corporation to read in its entirety as follows:

ARTICLE I

1.1    Name. The name of the Corporation is:

NCS Multistage Holdings, Inc.

ARTICLE II

2.1    Address. The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of its registered agent for service of process in the State of Delaware at such address is Corporation Service Company.

ARTICLE III

3.1    Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the DGCL. Without limiting the generality of the foregoing, the Corporation shall have all of the powers conferred on corporations by the DGCL and other applicable law.

ARTICLE IV

4.1     Authorized Shares. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is [    ] ([    ]) shares, of which (i) [    ] ([    ]) shares shall be designated shares of common stock, par value $0.01 per share (“Common Stock”) and (ii) [    ] ([    ]) shares shall be designated shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), with one such share of Preferred Stock hereby designated as the “Special Voting Share.” Notwithstanding anything to the contrary contained herein, the rights and preferences of the Common Stock shall at all times be subject to the rights and preferences of the Preferred Stock as may be set forth in one or more certificates of designations filed with the Secretary of State of the State of Delaware from time to time in accordance with the DGCL and this Certificate. The number of authorized shares of Preferred Stock and Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding shares of stock entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class or series shall be required therefor.

4.2    Common Stock. The Common Stock shall have the following powers, designations, preferences and rights and qualifications, limitations and restrictions:

(a)    Voting. Each holder of record of shares of Common Stock shall be entitled to vote at all meetings of the stockholders of the Corporation and shall have one vote for each share of Common Stock held of record by such holder of record as of the applicable record date on any matter that is submitted to a vote of the stockholders of the Corporation; provided, however, that to the fullest extent permitted by law, holders of Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Certificate (including any certificate of designations relating to any series or class of Preferred Stock) that relates solely to the terms of one or more outstanding series or class(es) of Preferred Stock if the holders of such affected series or class(es) of Preferred Stock are entitled, either separately or together with the holders of one or more other such series or class(es), to vote thereon pursuant to applicable law or this Certificate (including any certificate of designations relating to any series or class of Preferred Stock); and provided further that the Board of Directors may issue or grant shares of Common Stock that are subject to vesting or forfeiture and that restrict or eliminate voting rights with respect to such shares until any such vesting criteria is satisfied or such forfeiture provisions lapse.

(b)    Dividends and Distributions. Subject to the prior rights of all classes or series of stock at the time outstanding having prior rights as to dividends or other distributions, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, or stock as may be declared on the Common Stock by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

(c)    Liquidation, etc. Subject to the prior rights of creditors of the Corporation and the holders of all classes or series of stock at the time outstanding having prior rights as to distributions upon liquidation, dissolution or winding up of the Corporation, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Common Stock shall be entitled to receive their ratable and proportionate share of the remaining assets of the Corporation.

(d)    No holder of shares of Common Stock shall have cumulative voting rights.

(e)    No holder of shares of Common Stock shall be entitled to preemptive or subscription rights pursuant to this Certificate.

4.3    Preferred Stock. The Board of Directors is hereby expressly authorized, to the fullest extent as may now or hereafter be permitted by the DGCL, by resolution or resolutions, at any time and from time to time, to provide for the issuance of a share or shares of Preferred Stock in one or more series or classes and to fix for each such series or class (i) the number of shares constituting such series or class and the designation of such series or class, (ii) the voting powers (if any), whether full or limited, of the shares of such series or class, (iii) the powers, preferences, and relative, participating, optional or other special rights of the shares of each such series or class, and (iv) the qualifications, limitations, and restrictions thereof, and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto. Without limiting the generality of the foregoing, to the fullest extent as may now or hereafter be permitted by the DGCL, the authority of the Board of Directors with respect to the Preferred Stock and any series or class thereof shall include, but not be limited to, determination of the following:

(a)    the number of shares constituting any series or class, which number the Board of Directors may thereafter increase or decrease (but not below the number of shares thereof then outstanding) and the distinctive designation of that series or class;

(b)    the dividend rate or rates on the shares of any series or class, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series or class;

(c)    whether any series or class shall have voting rights, in addition to the voting rights provided by applicable law, and, if so, the number of votes per share and the terms and conditions of such voting rights;

(d)    whether any series or class shall have conversion privileges and, if so, the terms and conditions of conversion, including provision for adjustment of the conversion rate upon such events as the Board of Directors shall determine;

(e)    whether the shares of any series or class shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f)    whether any series or class shall have a sinking fund for the redemption or purchase of shares of that series or class, and, if so, the terms and amount of such sinking fund;

(g)    the rights of the shares of any series or class in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series or class; and

(h)    any other powers, preferences, rights, qualifications, limitations, and restrictions of any series or class.

The powers, preferences and relative, participating, optional and other special rights of the shares of each series or class of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series or classes at any time outstanding. Unless otherwise provided in the resolution or resolutions providing for the issuance of such series or class of Preferred Stock, shares of Preferred Stock, regardless of series or class, which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock, without designation as to series or class of Preferred Stock, and the Corporation shall have the right to reissue such shares.

4.4    Special Voting Share

(a)    The holder of the Special Voting Share, except as otherwise required under applicable law or as set forth in (b) below, shall not be entitled to vote on any matter required or permitted to be voted upon by the holders of Common Stock of the Corporation.

(b)    The holder of the Special Voting Share shall be entitled to vote in person or by proxy, on all matters that a holder of Common Stock is entitled to vote on (except as otherwise provided herein or by applicable law) and the holder of the Special Voting Share shall be entitled to cast on any such matter a number of votes equal to the number of Class A Exchangeable Shares (the “Exchangeable Shares”) of NCS Multistage Inc., a corporation organized under the laws of the province of Alberta (“CanAmalco”), then outstanding that are not owned by the Corporation or its affiliates, multiplied by the Exchange Ratio (as defined in the articles of incorporation of CanAmalco).

(c)    Except as otherwise provided herein or by law, the holder of the Special Voting Share and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(d)     Except as set forth herein, the holder of the Special Voting Share shall have no special voting rights, and its consent shall not be required (except to the extent it is entitled to vote with the holders of shares of Common Stock as set forth herein) for taking any corporate action.

(e)    The holder of the Special Voting Share shall not have any rights hereunder to convert such share or exchange such share for any other shares of the Corporation. Except as specifically authorized under the Exchange Agreement, by and between the Corporation, CanAmalco and the holder of the Special Voting Share, the holder of the Special Voting Share shall have no power or authority to sell, transfer or otherwise deal in or with the Special Voting Share.

(f)    At such time as no Exchangeable Shares (other than Exchangeable Shares owned by the Corporation and its affiliates) are outstanding, the Special Voting Share shall automatically be redeemed and canceled, with an amount equal to $10.00 due and payable upon such redemption.

(g)    So long as any Exchangeable Shares (other than Exchangeable Shares owned by the Corporation and its affiliates) are outstanding, the number of Special Voting Shares shall not be increased or decreased and no other term of the Special Voting Share shall be amended, except upon approval of the holder of the outstanding Special Voting Share. So long as the Special Voting Share is outstanding, the Corporation shall (i) fully comply with all terms of the Exchangeable Shares applicable to the Corporation and with all contractual obligations of the Corporation associated with such Exchangeable Shares, and (ii) not amend alter, change or repeal this paragraph except upon the approval of the holder of the Special Voting Share.

(h)    If the Special Voting Share is purchased or otherwise acquired by the Corporation in any manner whatsoever, then the Special Voting Share shall be retired and cancelled promptly after the acquisition thereof.

(i)    The holder of the Special Voting Share shall not be entitled to receive dividends of the Corporation.

4.5    Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration and for such corporate purposes, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration and for such corporate purposes, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

ARTICLE V

5.1    Powers of the Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by applicable law or by this Certificate (including any certificate of designations relating to any series or class of Preferred Stock) or the Bylaws of the Corporation (the “Bylaws”), the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, except as otherwise specifically required by law or as otherwise provided in this Certificate (including any certificate of designations relating to any series or class of Preferred Stock).

5.2    Number of Directors. Upon the effectiveness of this Certificate (the “Effective Time”), the total number of directors constituting the entire Board of Directors shall be nine (9). Thereafter, the total number of directors constituting the entire Board of Directors shall be such number as may be fixed from time to time exclusively by resolution adopted by the affirmative vote of at least a majority of the Board then in office.

5.3    Classification. Subject to the terms of any one or more series or classes of Preferred Stock, and effective upon the Effective Time, the directors of the Corporation shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors may assign members of the Board of Directors already in office to such classes as of the Effective Time. No director shall be a member of more than one class of directors. The term of office of the initial Class I directors shall expire at the first annual meeting of the stockholders following the Effective Time; the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Time; and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Time. At each annual meeting of stockholders, commencing with the first annual meeting of stockholders following the Effective Time, successors to the class of directors whose term expires at that annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting and voting for nominees in the election of directors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes in such a manner as the Board of Directors shall determine so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

5.4    Removal of Directors. Subject to the terms of any one or more series or classes of Preferred Stock, any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. For purposes of this Section 5.4, “cause” shall mean, with respect to any director, (i) the willful failure by such director to perform, or the gross negligence of such director in performing, the duties of a director, (ii) the engaging by such director in willful or serious misconduct that is injurious to the Corporation or (iii) the conviction of such director of, or the entering by such director of a plea of nolo contendere to, a crime that constitutes a felony.

5.5    Term. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. A director may resign at any time upon written notice to the Corporation.

5.6    Vacancies. Subject to the terms of any one or more series or classes of Preferred Stock, any vacancies in the Board of Directors for any reason and any newly created directorships resulting by reason of any increase in the number of directors shall be filled only by the Board of Directors (and not by the stockholders), acting by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next election of the class of directors to which such directors have been appointed and until their successors are duly elected and qualified.

5.7    Director Elections by Holders of Preferred Stock. Notwithstanding the foregoing, whenever the holders of any one or more series or classes of Preferred Stock shall have the right, voting separately by series or class, to elect one or more directors at an annual or special meeting of stockholders, the election, filling of vacancies, removal of directors and other features of such one or more directorships shall be governed by the terms of such one or more series or classes of Preferred Stock to the extent permitted by law.

5.8    Officers. Except as otherwise expressly delegated by resolution of the Board of Directors, the Board of Directors shall have the exclusive power and authority to appoint and remove officers of the Corporation.

ARTICLE VI

6.1    Elections of Directors. Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

6.2    Advance Notice. Advance notice of nominations for the election of directors or proposals of other business to be considered by stockholders, made other than by the Board of Directors or a duly authorized committee thereof or any authorized officer of the Corporation to whom the Board of Directors or such committee shall have delegated such authority, shall be given in the manner provided in the Bylaws of the Corporation. Without limiting the generality of the foregoing, the Bylaws may require that such advance notice include such information as the Board of Directors may deem appropriate or useful.

6.3    No Stockholder Action by Consent. Subject to the terms of any one or more series or classes of Preferred Stock, from and after the time that Advent International Corporation (“Advent”), a Delaware corporation, and its affiliates collectively, beneficially own (as shall be determined in accordance with Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) less than 50.01% of the then outstanding shares of the Common Stock, then any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders of the Corporation and may not be effected by any written consent in lieu of a meeting by such stockholders, unless the directors then in office unanimously recommend that such action be permitted to be taken by written consent of stockholders. In the event that an action is permitted to be taken by written consent of stockholders in accordance with this Section 6.3 and a signed written consent(s) (and any related revocation(s)) is (are) delivered to the Corporation in the manner provided by applicable law, the Corporation may engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. In the event the Corporation engages such inspectors, then for the purpose of permitting the inspectors to perform such review no action by written consent in lieu of a meeting of stockholders shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with applicable law have been obtained to take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and such action by written consent will take effect as of the date and time of the certification of the written consents and will not relate back to the date the written consents to take action were delivered to the Corporation. For purposes of this Section 6.3, Section 7.2(c) and Article X below, “affiliates” shall mean, with respect to a given person, any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; provided, however, that for the purposes of this definition none of (i) the Corporation, its subsidiaries and any entities (including corporations, partnerships, limited liability companies or other persons) in which the Corporation or its subsidiaries hold, directly or indirectly, an ownership interest, on the one hand, or (ii) Advent and its affiliates (excluding the Corporation, its subsidiaries or other entities described in clause (i)), on the other hand, shall be deemed to be “affiliates” of one another. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as applied to any person means the possession, direct or indirect, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

6.4    Postponement, Conduct and Adjournment of Meetings. Any meeting of stockholders may be postponed by action of the Board of Directors at any time in advance of such meeting. The Board of Directors shall have the power to adopt such rules and regulations for the conduct of the meetings and management of the affairs of the Corporation as they may deem proper and the power to adjourn any meeting of stockholders without a vote of the stockholders, which powers may be delegated by the Board of Directors to the Chairperson of such meeting in either such rules and regulations or pursuant to the Bylaws of the Corporation.

6.5    Special Meetings of Stockholders. Subject to the terms of any one or more series or classes of Preferred Stock, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time, but only by or at the direction of a majority of the directors then in office, the Chairperson of the Board or the Chief Executive Officer of the Corporation, except as otherwise provided in the Corporation’s Bylaws.

ARTICLE VII

7.1     Limited Liability of Directors. To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, no director of the Corporation shall have any personal liability to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty as a director. If the DGCL is amended hereafter to permit the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended, without further action by the Corporation. Any alteration, amendment, addition to or repeal of this Section 7.1, or adoption of any provision of this Certificate (including any certificate of designations relating to any series or class of Preferred Stock) inconsistent with this Section 7.1, shall not reduce, eliminate or adversely affect any right or protection of a director of the Corporation existing at the time of such alteration, amendment, addition to, repeal or adoption with respect to acts or omissions occurring prior to such alteration, amendment, addition to, repeal or adoption.

7.2    Indemnification and Advancement. The Corporation shall indemnify, advance expenses to and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (Indemnitee) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including appeal therefrom, in which Indemnitee was, is, will or might be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, by reason of any action (or failure to act) taken by him or her of any action (or failure to act) on his or her part while acting as a director, officer, employee or agent of the Corporation, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Section 7.2. “Enterprise” means the Corporation and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Corporation (or any of their wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, of which Indemnitee is or was serving at the request of the Corporation as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent.

7.3    Change in Rights. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any acts or omissions occurring prior to such alteration, amendment, addition to, repeal or adoption.

ARTICLE VIII

8.1    Delaware. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE IX

9.1    Amendments to Bylaws. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter, amend, add to or repeal any and all Bylaws of the Corporation by a majority of the directors then in office. Notwithstanding anything to the contrary contained in this Certificate (including any certificate of designations relating to any series or class of Preferred Stock), the affirmative vote of the holders of at least 66 2/3% of the voting power of the Corporation’s then outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to make, alter, amend, add to or repeal any or all Bylaws of the Corporation or to adopt any provision inconsistent therewith.

ARTICLE X

10.1    Section 203 of the DGCL. The Corporation shall not be governed by Section 203 of the DGCL (“Section 203”), and the restrictions contained in Section 203 shall not apply to the Corporation.

10.2    Corporate Opportunities. To the fullest extent permitted by Section 122(17) of the DGCL and except as may be otherwise expressly agreed in writing by the Corporation and Advent, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities, which are from time to time presented to Advent or any of its managers, officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than the Corporation and its subsidiaries), even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person or entity shall be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person or entity pursues or acquires such business opportunity, directs such business opportunity to another person or entity or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation. Neither the alteration, amendment, addition to or repeal of this Article X, nor the adoption of any provision of this Certificate (including any certificate of designations relating to any series or class of Preferred Stock) inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.

10.3    Amendments to Article X. Notwithstanding anything to the contrary in this Certificate or the Bylaws of the Corporation, for as long as Advent and its affiliates collectively beneficially own shares of stock of the Corporation representing at least 10% of the Corporation’s then outstanding shares entitled to vote generally in the election of directors, this Article X shall not be amended, altered or revised, including by merger or otherwise, without Advent’s prior written consent.

ARTICLE XI

11.1    Forum. Unless the Corporation consents in writing in advance to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action asserting a claim of breach of a fiduciary duty owed by, or any wrongdoing by, any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate (including as it may be amended from time to time), or the Bylaws, (D) any action to interpret, apply, enforce or determine the validity of this Certificate or the Bylaws, or (E) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (A) through (E) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the personal jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination). To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

ARTICLE XII

12.1    Amendment. The Corporation reserves the right, at any time and from time to time, to alter, amend, add to or repeal any provision contained in this Certificate (including any certificate of designations relating to any series or class of Preferred Stock) in any manner now or hereafter prescribed by the laws of the State of Delaware, and all rights, preferences, privileges and powers of any nature conferred upon stockholders, directors or any other persons herein are granted subject to this reservation; provided, however, that notwithstanding any other provision of this Certificate (including any certificate of designations relating to any series or class of Preferred Stock), and in addition to any other vote that may be required by this Certificate or any provision of law, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Corporation’s then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, add to or repeal, or to adopt any provision inconsistent with, Sections 5.3, 5.4 and 5.6 of Article V, Section 6.5 of Article VI, Article XI hereof or this proviso of this Article XII.

ARTICLE XIII

13.1    Severability. If any provision (or any part thereof) of this Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate including, without limitation, each portion of any section of this Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate (including, without limitation, each such containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf [    ] day of [    ], 2017.

NCS Multistage Holdings, Inc.

By:
Name:
Title:

[AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF NCS MULTISTAGE HOLDINGS, INC.]